Exhibit 99.1

Veritone Reports Fourth Quarter and Fiscal Year 2022 Results

- Fiscal Year 2022 Revenue of $149.7 Million, Up 30% Year Over Year -

- Grew Ending Software Customers to 642, Up 21% Year over Year -

- Record New Bookings in Q4 2022 of $20.0 Million, Up 141% Year over Year -

- Retired $60 Million of Debt in Q4 2022 in exchange for $39 Million of Cash -

- Ended 2022 with $184 Million in Cash and Cash Equivalents(1) -

DENVER, CO – March 2, 2023 – Veritone, Inc. (NASDAQ: VERI), creator of aiWARE™, and a leader in enterprise AI software and services, today reported results for the fourth quarter and fiscal year ended December 31, 2022.

Ryan Steelberg, CEO & President of Veritone commented, “Veritone made significant strategic progress in 2022 and positioned the company for disciplined growth. Q4 new bookings reached another record of $20 million, up 141% year over year. Our year over year customer count grew 21% to 642 and our Gross Revenue Retention continued to be strong in the high 90th percentiles, providing a resilient foundation. As new management, we plan to capitalize on this customer-based momentum in 2023. We will continue to responsibly invest in growing the business while also leveraging our partners to expand market opportunities.”

Full Year 2022 Financial Highlights:

•
Revenue of $149.7 million, an increase of $34.4 million or 30% year over year on a GAAP basis and 1% on a Pro Forma basis.
•
Loss from operations of $38.0 million, an improvement $23.4 million or 38% year over year.
•
Non-GAAP gross profit of $122.3 million, an increase of $29.1 million or 31% year over year.
•
Net loss of $25.2 million, an improvement of $39.4 million or 61% year over year on a GAAP basis.
•
Non-GAAP Net Loss of $15.9 million, as compared to Non-GAAP Net Income of $6.8 million in fiscal year 2022.
•
Cash and cash equivalents(1) were $184.4 million as of December 31, 2022, as compared to $254.7 million as of December 31, 2021.

Fiscal Quarter Q4 Financial Highlights:

•
Revenues of $43.9 million, a decrease of $11.3 million or 20% year over year.
•
Loss from operations of $10.0 million, a decline of $2.9 million or 40% year over year.
•
Non-GAAP gross profit of $37.2 million, a decrease of $11.7 million or 24% year over year.
•
On a GAAP basis, Net Income was $5.0 million, an improvement of $14.9 million from a Net Loss of $9.9 million in Q4 2022, principally driven by a one-time net gain of approximately $21.0 million from the repurchase of our convertible notes in Q4 2022.
•
Non-GAAP Net Income was $2.2 million as compared to $17.0 million in Q4 2022.

(1) Including approximately $93.1 million of cash received from Managed Services clients for future payments to vendors.

•
Repurchased $60.0 million of convertible notes in exchange for cash totaling approximately $39.0 million, generating a net gain of $21.0 million in Q4 2022.

Pro Forma basis assumes Veritone owned PandoLogic since the beginning of 2021. See below for a description of our non-GAAP measures and reconciliations to the most directly comparable GAAP measures.

	Three Months Ended December 31,			Year Ended December 31,
Unaudited			Percent			Percent
(in $000s, except customers)	2022	2021	Change	2022	2021	Change
Revenue	$43,890	$55,149	(20)%	$149,728	$115,305	30%
Loss from operations	$(9,951)	$(7,109)	40%	$(37,995)	$(61,373)	(38)%
Net income (loss)	$5,032	$(9,899)	NM	$(25,236)	$(64,672)	(61)%
Non-GAAP gross profit(1)	$37,183	$48,882	(24)%	$122,296	$93,176	31%
Non-GAAP net income (loss)(1)	$2,190	$16,967	(87)%	$(15,880)	$6,832	NM

	Three Months Ended December 31,			Year Ended December 31,
Software Products & Services			Percent			Percent
Supplemental Financial Information(1)	2022	2021	Change	2022	2021	Change
Software Products & Services Revenue (in 000s)	$27,220	$40,223	(32)%	$84,578	$92,338	(8)%
Ending Software Customers	642	529	21%
Average Annual Revenue (AAR) (in 000's)(1)	$140	$209	(33)%
Total New Bookings (in 000s)	$20,047	$8,317	141%

(1) See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

NM = [Not meaningful]

Recent Business Highlights

•
Launched Veritone Generative AI on aiWARE, enhancing offerings to immediately deliver robust, orchestrated cognitive and generative AI workflows and solutions across a variety of target industries.
•
Announced strategic cost reduction initiatives that will result in net annualized savings of $12 to $15 million over the course of fiscal 2023. Key areas of focus include improving the balance sheet, enhancing Veritone’s cost structure and improving focus on near-term solutions, initiatives and customer growth.
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Announced the launch of Veritone Redaction Managed Service, enabling organizations with limited dedicated resources to lean on Veritone to automate the process of obscuring sensitive media evidence, significantly improving the manual and time-intensive redaction workflows.
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Unveiled new strategic partnerships with Cameo Kids and Moonbug, the creators of Cocomelon, leveraging Veritone’s AI voice capabilities to enable greater scale by removing the need to manually record each Cameo message, while diversifying revenue streams and upholding brand safety standards.
•
Repurchased approximately $60 million, or 30% of the outstanding principal amount, of our 1.75% Convertible Senior Notes due November 2026 for an aggregate cash repurchase price of approximately $39 million, a transaction aligned with our strategic initiatives to improve the balance sheet flexibility and drive profitable growth.
•
In addition to Ryan Steelberg assuming the role of CEO, Veritone made strategic hires of Seth Greenberg as Chief Marketing & Strategy Officer and Fleming Meng as Chief Information Officer, both seasoned executives who bring deep sector expertise in the technology industry with proven track records of elevating strong businesses as innovative decision-makers.
•
Audacy selects Veritone Attribute to provide advertisers with additional analytics capabilities for campaign planning, performance monitoring and optimization.

Financial Results for Three Months Ended December 31, 2022

Delivered fourth quarter revenue of $43.9 million, a decrease of $11.3 million or 20% from $55.1 million in the fourth quarter of 2021. Driving this decrease was Software Products & Services revenue of $27.2 million, which declined $13.0 million or 32% year over year principally due to reductions in overall consumption of our human resources and hiring solutions as a result of exiting the COVID-19 environment in the fourth quarter of 2021, where some of our larger customers experienced an overall pull-back in consumer demand for their services in the fourth quarter of 2022 and as a result were hiring less. Offsetting this decrease was Managed Services revenue of $16.7 million, an increase of $1.8 million or 12% from $14.9 million in the fourth quarter of 2021, principally driven by the growth in our licensing and advertising services.

Loss from operations increased 40% to $10.0 million. The year over year decline in Software Products & Services revenue during the fourth quarter of 2022 largely drove a corresponding decline of $11.7 million in our Non-GAAP Gross Profit of $37.2 million as compared to Non-GAAP Gross Profit of $48.9 million in the fourth quarter of 2021. Non-GAAP gross margin was 84.7% as compared to 88.6% in the fourth quarter of 2021.

GAAP net income of $5.0 million increased $14.9 million as compared to a net loss of $9.9 million in the fourth quarter of 2021, driven largely by a net $19.1 million one-time gain on the repurchase of our convertible notes in the fourth quarter of 2022. Non-GAAP net income was $2.2 million, a decline of $14.8 million as compared to $17.0 million in the fourth quarter of 2021 that was largely driven by the decrease in Non-GAAP Gross Margin coupled with increased investments in personnel, financial systems and professional services to facilitate future scale and growth.

Financial Results for Full Year Ended December 31, 2022

Delivered fiscal year 2022 revenue of $149.7 million, an increase of $34.4 million or 30% year over year on a GAAP basis. This increase was largely driven by Software Products & Services revenue of $84.6 million, an increase of $25.1 million or 42% year over year as a result of organic growth and our acquisition of Pandologic in the third quarter of 2021, and secondarily from Managed Services revenue of $65.2 million, an increase of $9.4 million or 17% year over year. Excluding hiring solutions revenue from the Pandologic acquisition, Software Products & Services increased 28% year over year led by growth in our commercial media and entertainment products and services. And on a Pro Forma basis, fiscal year 2022 Pro Forma Revenue increased 1% from fiscal year 2021 Pro Forma Revenue of $148.1 million driven by a decline in Software Products & Services of $7.8 million or 8% driven by reductions in services used by Amazon, offset by the $9.2 million increase in Managed Services. Excluding the revenues from the PandoLogic acquisition, revenue grew more than 60% year over year in fiscal year 2022 as compared to fiscal year 2021.

Loss from operations decreased 38% to $38.0 million. Non-GAAP gross profit was $122.3 million, an increase of $29.1 million or 31% year over year. Non-GAAP Gross Margin improved to 81.7% in fiscal year 2022 as compared to 80.8% in fiscal year 2021, primarily driven by the growth and higher mix of Software Products & Services revenue in fiscal year 2022 as compared to fiscal year 2021.

GAAP net loss was $25.2 million, an improvement of $39.5 million as compared to $64.7 million in fiscal year 2021, primarily driven by the net $19.1 million gain on the repurchase of approximately $60 million of our convertible notes and a benefit of $22.7 million in fiscal year 2022 versus an expense of $12.1 million in fiscal year 2021 as a result of the PandoLogic earnout, coupled with full year interest expense in fiscal year 2022 from our 1.75% convertible notes and various changes in other operating expenses year over year. Non-GAAP net loss was $15.9 million as compared to Non-GAAP net income of $6.8 million in fiscal year 2021. The primary drivers of the year over year change in Non-GAAP net loss/income were investments made in Core Operations, most notably additions of sales and engineering staff made in the first half of fiscal year 2022 and investments in Corporate largely around new system launches and to support our growth and regulatory compliance in fiscal year 2022.

As of December 31, 2022, the Company had cash and cash equivalents of $184.4 million as of December 31, 2022, as compared to $254.7 million as of December 31, 2021, including approximately $92.9 million of cash received from Managed Services clients for future payments to vendors.

Business Outlook

First Quarter 2023

•
Revenue is expected to be in the range of $29.5 million to $30.5 million, as compared to $34.4 million in the first quarter of 2022.
•
Non-GAAP net loss is expected to be in the range of $8.5 million to $9.5 million, compared to $5.2 million in the first quarter of 2022.

Full Year 2023

•
Revenue is expected to be in the range of $158 million to $168 million, as compared to $149.7 million in 2022.
•
Non-GAAP net loss is expected to be in the range of $7.0 million to $1.0 million, as compared to non-GAAP net loss of $15.9 million in 2022.

These updated financial targets supersede any previously disclosed financial targets and investors should not rely on any previously disclosed financial targets.

Conference Call

Veritone will hold a conference call using its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks on Thursday March 2, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fourth quarter and full year 2022 results, provide an update on the business, and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
•
Live Audio Webcast
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Domestic Dial-In: 844-750-4897
•
International Dial-In: 412-317-5293

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP and Pro Forma Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Revenue, Average Annual Revenue (AAR), Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per share and Non-GAAP net loss (pro forma). The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Revenue includes historical Software Products & Services revenue from the past eight fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021. Average Annual Revenue (AAR) is calculated as the aggregate of trailing twelve-month Software Products & Services Pro Forma Revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs. Non-GAAP net loss (pro forma) is the Company’s Non-GAAP net income (loss) presented on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting.

These non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently.

These non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and PandoLogic’s talent acquisition software product solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications accelerate and maximize digital migration, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s hyper-expansive Enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through professional and managed services, as well as its robust partner ecosystem, Veritone develops and builds AI solutions that solve the problems of today and tomorrow.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its plan to capitalize on customer-based momentum and the Company’s expected total revenue and Non-GAAP net loss for Q1 2023 and for full year 2023. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our ability to expand our aiWARE SaaS business, declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies, our requirements for additional capital to support our business growth, and the availability of such capital on acceptable terms, if at all, our reliance upon a limited number of key customers for a significant portion of our revenue, fluctuations in our results over time, the impact of seasonality on our business, our ability to manage our growth, including through acquisitions and our further expansion into international markets, our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments, actions by our competitors, partners and others that may block us from using the technology in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate their technologies into our platform, interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers, the impact of the continuing economic disruption caused by the COVID-19 pandemic and the Russian invasion of Ukraine on the business of the Company and that of our existing and potential customers and increasing interest rates, inflationary pressures and the threat of a recession in the United States and around the world; as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K, as supplemented by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the three months ended March 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:
Brian Alger, CFA
SVP, Investor Relations and Capital Markets
Veritone, Inc.

415-203-8265
investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	December 31, 2022	December 31, 2021
ASSETS

Cash and cash equivalents	$184,423	$254,722
Accounts receivable, net	56,001	85,063
Expenditures billable to clients	22,339	27,180
Prepaid expenses and other current assets	15,242	12,117
Total current assets	278,005	379,082
Property, equipment and improvements, net	5,291	1,556
Intangible assets, net	79,664	93,872
Goodwill	46,498	42,028
Long-term restricted cash	859	855
Other assets	14,435	954
Total assets	$424,752	$518,347

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$36,738	$46,711
Accrued media payments	102,064	86,923
Client advances	19,042	10,561
Contingent consideration, current	8,067	20,053
Other accrued liabilities	27,020	27,093
Total current liabilities	192,931	191,341
Convertible senior notes, non-current	137,767	195,082
Contingent consideration, non-current	—	31,533
Other non-current liabilities	13,882	13,891
Total liabilities	344,580	431,847
Total stockholders' equity	80,172	86,500
Total liabilities and stockholders' equity	$424,752	$518,347

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$43,890	$55,149	$149,728	$115,305
Operating expenses:
Cost of revenue	6,707	6,267	27,432	22,129
Sales and marketing	13,780	11,349	51,345	28,935
Research and development	10,854	10,215	43,589	25,075
General and administrative	17,050	29,395	44,177	91,667
Amortization	5,450	5,032	21,180	8,872
Total operating expenses	53,841	62,258	187,723	176,678
Loss from operations	(9,951)	(7,109)	(37,995)	(61,373)
Other expense, net	18,413	(563)	14,747	(600)
Income (loss) before provision for income taxes	8,462	(7,672)	(23,248)	(61,973)
Provision for (benefit from) income taxes	3,430	2,227	1,988	2,699
Net income (loss)	$5,032	$(9,899)	$(25,236)	$(64,672)
Net income (loss) used for calculating net income (loss) per share:
Basic	$5,032	$(9,899)	$(25,236)	$(64,672)
Diluted	$(9,096)	$(9,899)	$(25,236)	$(64,672)
Net income (loss) per share:
Basic	$0.14	$(0.28)	$(0.70)	$(1.94)
Diluted	$(0.21)	$(0.28)	$(0.70)	$(1.94)
Weighted average shares outstanding:
Basic	36,359,618	34,916,927	36,033,560	33,298,382
Diluted	42,487,004	34,916,927	36,033,560	33,298,382
Comprehensive income (loss):
Net income (loss)	$5,032	$(9,899)	$(25,236)	$(64,672)
Foreign currency translation gain, net of income taxes	(614)	(177)	28	(170)
Total comprehensive income (loss)	$4,418	$(10,076)	$(25,208)	$(64,842)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(25,236)	$(64,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,493	9,410
Loss on disposal of fixed assets	—	1,894
Provision for doubtful accounts	549	172
Loss on sublease	—	1,211
Stock-based compensation expense	19,115	40,065
Change in fair value of contingent consideration	(22,721)	12,074
Change in deferred taxes	1,482	(45)
Amortization of debt issuance costs	1,191	—
Amortization of right-of-use assets	1,053	—
Gain on debt extinguishment	(19,097)	—
Changes in assets and liabilities:
Accounts receivable	29,658	(47,225)
Expenditures billable to clients	4,841	(8,815)
Prepaid expenses and other assets	(2,938)	3,368
Other assets	(9,558)	(241)
Accounts payable	(9,997)	17,896
Accrued media payments	14,507	31,049
Client advances	8,481	4,065
Other accrued liabilities	(1,992)	8,184
Other liabilities	(8,094)	(1,156)
Net cash provided by operating activities	3,737	7,234

Cash flows from investing activities:
Minority investment	(2,750)	—
Capital expenditures	(4,765)	(1,016)
Acquisitions, net of cash acquired	(4,589)	(52,827)
Net cash used in investing activities	(12,104)	(53,843)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	201,250
Payment of debt issuance costs	—	(6,304)
Purchases of capped calls related to convertible senior notes	—	(18,616)
Repurchase of convertible senior notes	(39,029)	—
Payment of debt repurchase costs	(380)	—
Unwinding of capped calls related to debt repurchase	276	—
Payment of contingent considerations	(14,376)	—
Taxes paid related to net share settlement of equity awards	(9,765)	—
Proceeds from the exercise of warrants	—	2,279
Proceeds from issuances of stock under employee stock plans, net	1,346	7,905
Net cash (used in) provided by financing activities	(61,928)	186,514

Net (decrease) increase in cash and cash equivalents and restricted cash	(70,295)	139,905
Cash and cash equivalents and restricted cash, beginning of period	255,577	115,672
Cash and cash equivalents and restricted cash, end of period	$185,282	$255,577

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$26,055	$1,165	$27,220	$80,749	$3,829	$84,578

Managed Services
Advertising	12,045	—	12,045	44,665	—	44,665
Licensing	4,625	—	4,625	20,485	—	20,485
Total Managed Services	16,670	—	16,670	65,150	—	65,150

Total Revenue	$42,725	$1,165	$43,890	$145,899	$3,829	$149,728

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$38,888	$1,335	$40,223	$55,484	$4,031	$59,515

Managed Services
Advertising	10,857	—	10,857	40,800	—	40,800
Licensing	4,069	—	4,069	14,990	—	14,990
Total Managed Services	14,926	—	14,926	55,790	—	55,790

Total Revenue	$53,814	$1,335	$55,149	$111,274	$4,031	$115,305

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended December 31,
	2022			2021
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net income (loss)	$3,466	$1,566	$5,032	$12,231	$(22,130)	$(9,899)
Provision for income taxes	2,310	1,120	3,430	2,268	4	2,272
Depreciation and amortization	5,882	117	5,999	5,119	102	5,221
Stock-based compensation expense	2,526	2,010	4,536	1,986	4,586	6,572
Change in fair value of contingent consideration	—	355	355	—	11,771	11,771
State sales tax reserve	—	—	—	—	—	—
Interest expense, net	—	680	680	—	493	493
Gain on debt extinguishment	—	(19,097)	(19,097)	—	—	—
Acquisition and due diligence costs	—	1,080	1,080	—	537	537
Charges related to sublease	—	—	—	—	—	—
Severance and executive search	175	—	175	—	—	—
Non-GAAP Net Income (Loss)	$14,359	$(12,169)	$2,190	$21,604	$(4,637)	$16,967

	Year Ended December 31,
	2022			2021
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net income (loss)	$(18,706)	$(6,530)	$(25,236)	$8,298	$(72,970)	$(64,672)
(Benefit from) provision for income taxes	1,484	504	1,988	2,658	86	2,744
Depreciation and amortization	21,936	557	22,493	8,984	426	9,410
Stock-based compensation expense	10,138	8,977	19,115	6,575	33,488	40,063
Change in fair value of contingent consideration	—	(22,721)	(22,721)	—	12,074	12,074
State sales tax reserve	—	—	—	—	306	306
Interest expense, net	—	4,350	4,350	—	493	493
Gain on debt extinguishment	—	(19,097)	(19,097)	—	—	—
Acquisition and due diligence costs	—	2,688	2,688	—	2,698	2,698
Charges related to sublease	—	—	—	—	3,367	3,367
Severance and executive search	512	28	540	—	349	349
Non-GAAP Net Income (Loss)	$15,364	$(31,244)	$(15,880)	$26,515	$(19,683)	$6,832

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET INCOME (LOSS) RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	March 31, 2023	December 31, 2023
Net loss	($22.0) to ($21.0)	($57.0) to ($51.0)
Provision for income taxes	$0.5	$2.0
Interest expense	$1.0	$4.0
Depreciation and amortization	$6.0	$24.0
Stock-based compensation expense	$5.0	$20.0
Non-GAAP net income (loss)	($9.5) to ($8.5)	($7.0) to ($1.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$43,890	$55,149	$149,728	$115,305
Cost of revenue	6,707	6,267	27,432	22,129
Non-GAAP gross profit	37,183	48,882	122,296	93,176

GAAP cost of revenue	6,707	6,267	27,432	22,129
Stock-based compensation expense	(26)	(116)	(116)	(116)
Non-GAAP cost of revenue	6,681	6,151	27,316	22,013

GAAP sales and marketing expenses	13,780	11,349	51,345	28,935
Stock-based compensation expense	(535)	(358)	(2,263)	(1,716)
Severance and executive search	—	—	(86)	(236)
Non-GAAP sales and marketing expenses	13,245	10,991	48,996	26,983

GAAP research and development expenses	10,854	10,215	43,589	25,075
Stock-based compensation expense	(1,273)	(1,201)	(5,056)	(3,217)
Severance and executive search	—	—	(198)	(14)
Non-GAAP research and development expenses	9,581	9,014	38,335	21,844

GAAP general and administrative expenses	17,050	29,395	44,177	91,667
Depreciation	(549)	(189)	(1,313)	(538)
Stock-based compensation expense	(2,702)	(4,897)	(11,680)	(35,014)
Change in fair value of contingent consideration	(355)	(11,771)	22,721	(12,074)
Charges related to sublease	—	—	—	(3,367)
State sales tax reserve	—	—	—	(306)
Acquisition and due diligence costs	(1,080)	(537)	(2,688)	(2,698)
Severance and executive search	(175)	—	(256)	(99)
Non-GAAP general and administrative expenses	12,189	12,001	50,961	37,571

GAAP amortization	(5,450)	(5,032)	(21,180)	(8,872)

GAAP loss from operations	(9,951)	(7,109)	(37,995)	(61,373)
Total non-GAAP adjustments (1)	12,145	24,101	22,115	68,267
Non-GAAP income (loss) from operations	2,194	16,992	(15,880)	6,894

GAAP other income (expense), net	18,413	(563)	14,747	(600)
Gain on debt extinguishment	(19,097)	—	(19,097)	—
Interest expense, net	680	538	4,350	538
Non-GAAP other expense, net	(4)	(25)	—	(62)

GAAP income (loss) before income taxes	8,462	(7,672)	(23,248)	(61,973)
Total non-GAAP adjustments (1)	(6,272)	24,639	7,368	68,805
Non-GAAP income (loss) before income taxes	2,190	16,967	(15,880)	6,832

Income tax provision	3,430	2,227	1,988	2,699

GAAP net income (loss)	5,032	(9,899)	(25,236)	(64,672)
Total non-GAAP adjustments (1)	(2,842)	26,866	9,356	71,504
Non-GAAP net income (loss)	$2,190	$16,967	$(15,880)	$6,832

Shares used in computing non-GAAP basic net income (loss) per share	36,360	34,917	36,034	33,298
Shares used in computing non-GAAP diluted net income (loss) per share (2)	42,487	45,626	36,034	43,928
Non-GAAP basic net income (loss) per share	$0.06	$0.49	$(0.44)	$0.21
Non-GAAP diluted net income (loss) per share	$0.05	$0.37	$(0.44)	$0.16

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

(2) Shares used in computing non-GAAP diluted net income (loss) per share include the dilutive effects of common stock options, RSUs, and warrants as well as the common stock issuable in connection with the convertible notes, which for the purposes of diluted net earnings per share will be presented as if the convertible senior notes were converted to common shares as of January 1, 2021.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2021	2021	2021	2021	2022	2022	2022	2022
Software Revenue - Pro Forma (in 000's) (1)	$10,183	$20,072	$21,860	$40,223	$18,167	$18,379	$20,812	$27,220
Ending Software Customers (2)	385	419	433	529	559	594	618	642
Average Annual Revenue (AAR) (in 000's) (3)	$199	$203	$208	$209	$207	$187	$170	$140
Total New Bookings (in 000's) (4)	$2,442	$4,896	$3,356	$8,317	$9,574	$14,658	$16,548	$20,047
Gross Revenue Retention (5)	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%

(1) “Software Revenue - Pro Forma” includes historical Software Products & Services revenue from the past eight (8) fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined Pro Forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021.

(2) “Ending Software Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods.

(3) “Average Annual Revenue (AAR)” is calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(5) “Gross Revenue Retention”: We calculate our dollar-based gross retention rate as of the period end by starting with the revenue from Ending Software Customers for Software Products & Services as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Ending Software Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Ending Software Customers from our Software Products & Services as of the year prior that is not lost to customer churn

Managed Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2021	2021	2021	2021	2022	2022	2022	2022
Avg billings per active Managed Services client (in 000's) (6)	$582	$622	$615	$625	$684	$736	$747	$823
Revenue during quarter (in 000's) (7)	$10,327	$9,968	$9,647	$10,857	$10,735	$9,625	$10,035	$11,074

(6) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(7) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.

RECONCILIATION OF PRO FORMA REVENUE TO REVENUE AND CALCULATION OF AAR

(in thousands)

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2021	2021	2021	2021	2022	2022	2022	2022
Software Products & Services Revenue	$4,685	$5,580	$9,027	$40,223	$18,167	$18,379	$20,812	$27,220
PandoLogic Revenue (1)	5,498	14,492	12,833	—	—	—	—	—
Software Revenue - Pro Forma	$10,183	$20,072	$21,860	$40,223	$18,167	$18,379	$20,812	$27,220
Managed Services Revenue	13,610	13,626	13,628	14,926	16,240	15,856	16,384	16,670
Total Pro Forma Revenue	$23,793	$33,698	$35,488	$55,149	$34,407	$34,235	$37,196	$43,890

(1) Represents PandoLogic Ltd. revenue prior to our acquisition of PandoLogic on September 14, 2021.

	Trailing Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2021	2021	2021	2021	2022	2022	2022	2022
Software Products & Services Revenue	$15,439	$18,017	$23,693	$59,515	$72,997	$85,796	$97,581	$84,578
PandoLogic Revenue (1)	50,283	57,262	59,292	32,824	27,325	12,833	—	—
Software Revenue - Pro Forma	$65,722	$75,279	$82,985	$92,339	$100,322	$98,629	$97,581	$84,578
Managed Services Revenue	43,845	52,019	53,279	55,789	58,419	60,546	63,406	65,150
Total Pro Forma Revenue	$109,567	$127,298	$136,264	$148,128	$158,741	$159,175	$160,987	$149,728

Average Number of Customers - Pro Forma	330	372	399	442	485	529	575	603
Average Annual Revenue (AAR)	$199	$203	$208	$209	$207	$187	$170	$140

(1) Represents PandoLogic Ltd. revenue prior to our acquisition of PandoLogic on September 14, 2021.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Loss from operations	$(9,951)	$(7,109)	$(37,995)	$(61,373)
Sales and marketing	13,780	11,349	51,345	28,935
Research and development	10,854	10,215	43,589	25,075
General and administrative	17,050	29,395	44,177	91,667
Amortization	5,450	5,032	21,180	8,872
Non-GAAP gross profit	$37,183	$48,882	$122,296	$93,176